LEASE ACQUISITION AGREEMENT between


                     GRANITE FINANCIAL, INC. (the "Company")



                               and
                      GF FUNDING CORP. III (the "Transferor")








                    Dated as of March 1, 1997











                        TABLE OF CONTENTS


     Page
ARTICLE 1DEFINITIONS                                            2
     Section 1.01  Defined Terms                                2
ARTICLE 2ACQUISITION OF LEASE ASSETS                            4
     Section 2.01  Authorization and Issuance of Common
                   Stock by the Transferor                      4
     Section 2.02  Lease Asset Acquisitions                     4
     Section 2.03  Assumption of Indebtedness by the
                   Transferor; Payment of Removal Price         4
     Section 2.04  Delivery of Lease Contracts; Filing of
                   Financing Statements                         4
     Section 2.05  Servicing of Lease Contracts and Equipment   5
     Section 2.06  Review of Lease Contracts                    5
     Section 2.07  Nature of Transfer                           5

ARTICLE 3REPRESENTATIONS AND WARRANTIES                         6
     Section 3.01  Representations and Warranties of the
                   Company                                      6
     Section 3.02  Representations and Warranties of the
                   Transferor                                   13
     Section 3.03  Purchase or Substitution Required
                   Upon Breach of Certain
Representations and Warranties    14
     Section 3.04  Requirements for Purchase or
                   Substitution of Lease Contracts and

                   Acquisition of Additional Lease Contracts    15

ARTICLE 4COVENANTS OF THE TRANSFEROR AND COMPANY                17
     Section 4.01  Company Covenants                            17
     Section 4.02  Transferor Covenants                         20
     Section 4.03  Assignment of Lease Assets                   20

ARTICLE 5CONDITIONS PRECEDENT                                   22
     Section 5.01 Conditions to the Transferor's
                  Obligations                                   22
ARTICLE 6TERM AND TERMINATION                                   23
     Section 6.01 Term                                          23
     Section 6.02 Default by the Company                        23

ARTICLE 7MISCELLANEOUS                                          24
     Section 7.01 Amendments                                    24
     Section 7.02 Governing Law                                 24
     Section 7.03 Notices                                       24
     Section 7.04 Separability Clause                           24
     Section 7.05 Assignment                                    24
     Section 7.06 Further Assurances                            24
     Section 7.07 No Waivers; Cumulative Remedies               24
     Section 7.08 Binding Effect; Third Party
                  Beneficiaries                                 25
     Section 7.09 Set-Off                                       25
     Section 7.10 MBIA Default or Termination                   25




                            EXHIBITS
A    FORM OF COMPANY CERTIFICATE
B    FORM OF LEASE CONTRACTS
C    POOL CONCENTRATION LIMIT EXCEPTIONS
D    CONCENTRATION LIMITS
E    FORM OF BROKER ASSIGNMENT AGREEMENTS

                  LEASE ACQUISITION AGREEMENT


     This  LEASE  ACQUISITION AGREEMENT (the  "Lease  Acquisition
Agreement"), dated as of March 1, 1997, is by and between Granite
Financial,  Inc. (the "Company") and GF Funding  Corp.  III  (the
"Transferor").


                     PRELIMINARY STATEMENT

     The Transferor has entered into a Trust and Security Agreement, dated as of March 1, 1997 (as amended from time to time, the "Trust and Security Agreement"), with Norwest Bank Minnesota, National Association as the Trustee (the "Trustee")
and   back-up  servicer  (the  "Back-up  Servicer")  and
Granite Financial, Inc., as servicer (the "Servicer"), pursuant to which the Transferor intends to issue the Certificates.

     In furtherance thereof, the Transferor and the Company are entering into this Lease Acquisition Agreement to provide for, among other things, the acquisition by the Transferor of all of the right, title and interest in and to certain
Lease Assets, which the Transferor is and will from time to time convey to the Trustee for the benefit of MBIA and the Certificateholders. As a precondition to the effectiveness of this Lease Acquisition Agreement, the Transferor, the Trustee, the Servicer and the Back-up Servicer will enter into the Servicing Agreement to provide for the servicing of the Lease Assets.

     In addition, under the Trust and Security Agreement, the Transferor is conveying to the Trustee, among other things, all of the Transferor's rights derived under this Lease Acquisition Agreement and the Servicing Agreement, and the Company agrees that all covenants and agreements made by it in this Lease Acquisition Agreement with respect to the Lease Assets shall also be for the benefit of the Trustee, MBIA and all Holders from time
to   time   of  the  Certificates.   In  consideration  for
its
contribution   and   sale   of   the   Lease   Assets   and
its
representations, warranties, covenants and other agreements under this Lease Acquisition Agreement, the Company has received all of the Common Stock of the Transferor and such other consideration as may from time to time be paid hereunder.

                           ARTICLE 1

                          DEFINITIONS

     Section 1.01 Defined Terms. For purposes of this Lease Acquisition Agreement the following terms shall have the
meanings specified  herein.   Capitalized  terms  used  herein
but  not
otherwise defined shall have the respective meanings assigned to such terms in the Trust and Security Agreement, or if not defined therein, in the Servicing Agreement.

     "Common Stock": All of the issued and outstanding shares of common stock of the Transferor, which consists of 1,000 shares having a par value of $.01 per share.

     "Company     Certificate":     The    Company
Certificate substantially in the form attached hereto as Exhibit A, one of which shall be entered into on any Acquisition Date.

     "Computer  Tape":   The diskette or other computer
readable medium, prepared by the Company, containing descriptions and payment information on each Lease Contract on the Lease Schedule.

     "Concentration   Limits":   The  limitations   as   to
the
composition of the Lease Contracts acquired by the Transferor hereunder, as described on Exhibit D hereto, and as amended from time to time with the prior written consent of MBIA and with notice to the Rating Agencies and the Certificateholders.

     "Eligible Lease Contract": A Lease Contract that satisfies the selection criteria set forth in Section 3.01(a) hereof as of the Closing Date and each Acquisition Date.

     "Existing Indebtedness": With respect to the Certificates, the indebtedness that the Company shall incur from time to time which relates to financings of the Lease Receivables and which shall be assumed by the Transferor on the Closing Date as set forth in Schedule II attached hereto or on a Funding Date as set forth on Schedule II to a Company Certificate.

     "Closing Date":  March 25, 1997.

     "Initial Lease Schedule": The list of Lease Contracts and Lease Receivables attached hereto as Schedule I.

     "Lease Assets": All right, title and interest in and to (a) the Lease Contracts, including the proceeds of the Lease Contracts and all payments received on or with respect to the Lease Contracts on or after the Cut-Off Date or any Acquisition Date, other than payments due on the Lease Contracts before the Cut-Off Date or Acquisition Date, (b) the Lease Contract Files, (c) the Company's rights and interests in the Equipment, (d) all rights and interests of the Company under each Insurance Policy related to the Lease Contracts and related Equipment and
Insurance Proceeds, (e) the Servicing Charges with respect to the Lease Contracts and (f) all income and proceeds of the foregoing or relating thereto.

     "Lease  Contract File": With respect to each Lease
Contract,
the following documents:
          (i)    the   one   and   only  executed
     original counterpart of the Lease Contract that constitutes "chattel paper" for purposes of Sections 9-105(1)(b) and 9-305 of the UCC;
          (ii)  copies of any evidence of insurance and
     any other copies of documents evidencing or related to any Insurance Policy;
          (iii)      copies of such documents, if any,
that
     the Company keeps on file indicating that the lessor has a perfected security interest in the related Equipment in accordance with its customary procedures relating to an individual Lease Contract, Customer or Equipment, including, in the case of titled Equipment a certificate of title or application for certificate of title assigning all of the Company's interest in the related Equipment to the Transferor and the Trustee, as applicable, naming the Transferor as the owner of the titled
     Equipment (if the related Lease Contract is not a Loan Contract) and naming the Trustee as first lienholder;

          (iv) copies of evidence that the Customer received the Equipment and that the Equipment was in good working order and acceptable to the Customer at the time of receipt by the Customer;
     and

          (v) copies of any Broker Assignment Agreements whereby the Company acquired the Lease Contract from a broker.

     "Lien":  Any security interest, lien, charge, pledge,
equity or  encumbrance of any kind other than liens for  taxes
due  and payable   after  the  Closing  Date  or  any
Acquisition   Date,
mechanic's liens filed after the Closing Date or any Acquisition Date and any liens that attach after the Closing
Date  or  any Acquisition Date by operation of law.

     "Servicing Agreement": The Servicing Agreement dated as of March 1, 1997 by and among the Servicer, the Transferor, the Backup Servicer and the Trustee, as amended or supplemented from time to time.

     "PUT": A provision in a Lease Contract obligating the lessee to purchase the related Equipment upon termination.

     "Substitute Lease Contract": The meaning set forth in Section 3.04(b) hereof.

                            ARTICLE 2

                   ACQUISITION OF LEASE ASSETS

     Section 2.01 Authorization and Issuance of Common Stock by the Transferor. Subject to all the terms and conditions
hereof and   in  reliance  upon  the  representations,
warranties   and covenants  set forth in this Lease Acquisition
Agreement, as of the Closing Date the Transferor hereby issues to the Company the Common Stock. Such Common Stock shall be issued in the name of, and delivered directly to, the Company and the Company hereby agrees to obtain directly from the Transferor such Common Stock, all in accordance with the terms hereof.

     Section 2.02   Lease Asset Acquisitions.  In return for
the
Common Stock and other rights created by this Lease Acquisition Agreement, as of the Closing Date the Transferor is acquiring the Lease Assets listed on the Initial Lease Schedule. The Company, from time to time hereafter, shall transfer to the Transferor or originate on behalf of the Transferor, and the Transferor shall acquire from the Company additional Lease Assets pursuant to a Company Certificate in the case of Substitute Lease Contracts and Funded Lease Contracts acquired on a Funding Date, with the applicable Amended Lease Schedule attached thereto. The Company agrees
that  all  Lease  Contracts  transferred,  assigned     and
originated on behalf of the Transferor hereunder shall be Eligible Lease Contracts and that all Lease Assets acquired by the Transferor shall conform with all of the requirements hereof. The Company hereby acknowledges that its
transfer and assignment of                              the
Lease  Assets  to  the  Transferor  is  absolute        and
irrevocable, without reservation or retention of any interest whatsoever by the Company.

     To the extent that the Company shall retain any files or documentation pertaining to the Lease Assets, it shall hold such documents in trust for the benefit of the Trustee as the owner thereof. The possession of any documents or files pertaining to the Lease Assets by the Company is at the will of the Transferor for the sole purpose of servicing such Lease Assets, and such retention and possession by the Company is in a custodial capacity only. The documents and files retained by the Company relating to the Lease Assets shall be segregated from the books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Lease Assets to the Transferor and the assignment from the Transferor to the Trustee.

     Section 2.03   Assumption of Indebtedness by the
Transferor; Payment  of  Removal  Price.   Subject  to  all
the  terms                                              and
conditions hereof and in reliance upon the representations, warranties and covenants set forth herein, on the Closing Date the Transferor hereby agrees to assume the Existing Indebtedness and to repay the Existing Indebtedness with the proceeds of the sale of the Certificates on the Closing Date simultaneously with the issuance of the Certificates. In addition, on any Funding Date the Transferor hereby agrees to assume and repay any Existing Indebtedness relating to the Funded Lease Contracts with the proceeds of the Funding and any amounts released from the Cash Collateral Account in connection therewith and to remit any such excess proceeds to the Company as additional consideration.

     Section  2.04    Delivery  of  Lease  Contracts;  Filing
of Financing Statements.

     (a) In connection with the Transferor's acquisition of the Lease Assets, the Company, on behalf of the Transferor, shall deliver the original Lease Contracts and all other items included in the Lease Contract Files to the Trustee so that the Trustee may retain possession thereof as provided in
the  Transaction Documents.   In addition, the Company agrees
to record and file prior to the Closing Date or within the time period set forth in the Trust and Security Agreement, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Lease Assets, meeting the requirements of the Transaction Documents.

     (b) In connection with each acquisition of Lease Assets by the Transferor hereunder, the Company shall promptly, at its own expense, cause any Electronic Ledger maintained by it to be marked to show that the Lease Assets have been acquired by the Transferor in accordance with this Lease Acquisition Agreement and transferred by the Transferor to the Trustee in accordance with the Transaction Documents.
     Section 2.05 Servicing of Lease Contracts and Equipment. The Servicer shall service the Lease Assets for the benefit of the Transferor (and its successors and assigns), the Trustee, MBIA and the Certificateholders, in accordance with the terms and conditions of the Transaction Documents.
Notwithstanding  the foregoing,   the  Company  acknowledges
and  agrees   that          its
obligations   under   this   Lease  Acquisition   Agreement
are
independent of any obligations it may have as Servicer and that its obligations under this Lease Acquisition
Agreement will continue in full force and effect, whether or not it is acting as Servicer, until termination of this Lease
Acquisition  Agreement in accordance with Section     6.01
hereof.
     Section  2.06   Review of Lease Contracts.  If  the
Company discovers   or  is  notified  by  the  Trustee,   MBIA
or   the
Certificateholders that any Lease Contracts are missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in any material respect, or, with respect to titled Equipment, that the certificate of title naming the Transferor as owner (if the related Lease Contract is not a Loan Contract) and naming the Trustee as first lienholder is not in the Lease Contract File, as of the Funding Termination Date, the Company shall correct or cure such omission, defect or other irregularity within 30 days from the date the Company discovered, or is notified by the Trustee, MBIA or the Certificateholders of, such omission or defect. Otherwise, the Company shall repurchase such Lease Contract from the Transferor or replace such Lease Contract with a Substitute Lease Contract in accordance with Section 3.04(c) hereof.

     Section 2.07   Nature of Transfer.

     (a) In the event that the transfer of the Lease Assets from the Company to the Transferor is deemed to be a secured financing, the Company shall be deemed hereunder to have conveyed to the Transferor, and the Company does hereby convey to the Transferor, a security interest in all of the Company's right, title and interest in, to and under the Lease Assets, whether now owned or hereafter acquired. For purposes of such conveyance, this Lease Acquisition Agreement shall constitute a security agreement under applicable law.

     (b) In the event that the transfer contemplated by this Lease Acquisition Agreement is deemed for any reason to be less than a transfer of complete legal title of all of the Company's right, title and interest in, to and under the Lease Assets, the parties hereto intend that this Lease Acquisition Agreement operate to transfer all of the Company's equitable interests in, to and under the Lease Assets to the Transferor.

                           ARTICLE 3

                REPRESENTATIONS AND WARRANTIES

     Section  3.01    Representations  and  Warranties   of
the
Company.

     (a)   The Company hereby makes the following
representations and warranties as to each Lease Contract to the Transferor and for the benefit of MBIA, the Trustee and Holders of the Certificates, on which the Transferor relies in acquiring the Lease Assets. Such representations and warranties speak as of the Closing Date with respect to Lease Contracts listed on the
Initial Lease Schedule or the Acquisition Date with respect to Additional Lease Contracts unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Assets:
          (i) The information set forth in the Lease Schedule is true and correct as of the Closing Date or Acquisition Date as applicable.
          (ii) The Lease Contract is by its terms an absolute and unconditional obligation of the Customer, non-cancelable and, except in certain instances involving loss or damage to the Equipment, non-prepayable prior to the expiration of the initial term of such Lease Contract; no Lease Contract provides for the substitution, exchange or addition of any other items of Equipment pursuant to such Lease Contract; and the rights with respect to such Lease Contract are assignable by the lessor thereunder without the consent of or notice to any Person. Each Lease Contract is net to the lessor of
     any  maintenance,  taxes,  insurance  or   other expenses
     and contains provisions requiring the Customer to assume all risk of loss or malfunction of the related Equipment.
          (iii) The Company has heretofore provided to the Trustee the sole original counterpart of each of the Lease Contracts, as amended, and except for amendments and supplements already reflected in the Lease Contracts on the Closing Date or Acquisition Date as applicable and as reflected in the Lease Schedule, the Lease Contracts have not been amended, waived or modified. All such documents constitute the entire agreement between the lessor and the lessee in respect of the Equipment.

          (iv) There is only one original executed counterpart of the Lease Contract and it constitutes "chattel paper" for purposes of section 9-105(1)(b) and 9-308 of the UCC
     which has   been  delivered  to  the  Trustee  and  the
     Company's Electronic Ledgers have been marked as provided in Section 2.04(b) hereof.

          (v) The Lease Contract was not originated in, nor is
     it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents.

          (vi) The Lease Contract is, and on the Closing Date or Acquisition Date, as applicable, will be, in full force and effect in accordance with its terms and neither the Company nor any other obligated party has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Lease Contract; as of the Closing Date or Acquisition Date, as applicable, none of the Customers is more than 30 days delinquent in making a Scheduled Payment (without regard to advances, if any, made by the Servicer) and there are no proceedings pending, or to the best of the Company's knowledge, threatened asserting insolvency of a Customer; there has been no other default, breach or violation and no event permitting acceleration under the Lease Contract; there are no proceedings pending, or to the best of the Company's knowledge, threatened, wherein the Customer, any other obligated party or any governmental agency has alleged that any such Lease Contract is illegal or unenforceable;
and none of the Scheduled Payments are subject to any set-off or credit of any kind.
     (vii) The Lease Contract is the valid, binding and legally enforceable full recourse obligation of the parties thereto, enforceable in accordance with its terms, subject, as  to  enforcement,  to applicable bankruptcy,  insolvency,
reorganization   and   other   similar   laws   of   general
applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.
     (viii) All filings (including Uniform Commercial Code filings), notices, transfers and recordings as required under the Trust and Security Agreement or applicable law and that may be necessary to perfect the first priority security interest of the Transferor and the Trustee in the Lease Contracts and the related Lease Receivables being acquired hereunder, have been accomplished and are in full force and effect; provided, however, that the Company shall not be required to file any assignments of financing statements
with   respect  to  the  Equipment  underlying   the   Lease
Contracts.   The  Company  has a  first  priority  perfected
security interest in the Equipment underlying all Loan Contracts and in any Equipment exceeding $50,000 in value underlying any other Lease Contracts. The Company has filed or will file within thirty calendar days of the Closing Date, an application for certificate of title for each item of titled Equipment, naming the Trustee as first lienholder and with respect to Lease Contacts which are not Loan Contracts also naming the Transferor as owner of such titled Equipment.

     (ix) Each Lease Contract being acquired by the Transferor is substantially in the form of lease contracts attached hereto as Exhibit B (which may include addendums in the forms included in such Exhibit B), except for immaterial modifications or deviations from the form lease contracts which appear in certain Lease Contracts or which may appear in the future form Lease Contracts of the Company, which immaterial modifications or deviations will not have a material adverse effect on the Holders of the Certificates or MBIA and will not reduce the Scheduled Payments or other payments due under the Lease Contracts; provided, however, that some Lease Contracts may include a rider providing additional or alternate terms regarding the purchase of the equipment upon the expiration of such Lease Contract. The Broker Assignment Agreement pursuant to which Lease Contracts were acquired by the Company from brokers is substantially in the form of Exhibit E attached hereto.

     (x) The Lease Contract was either (A) originated by the Company on behalf of itself or the Transferor or purchased from a broker in the ordinary course of business and meets the Company's origination and underwriting criteria used in originating the Lease Contracts delivered to the Transferor on the Closing Date, or (B) purchased from a leasing company that originated such leases pursuant to agreed upon and well-articulated underwriting and documentation standards acceptable to MBIA and with whom the Company has regularly dealt in the past and underwritten consistent with the criteria used to originate Lease Contracts delivered to the Transferor on the Closing Date. The origination and collection practices used by the Company with respect to each Lease Contract have been in all respects legal, proper, prudent and customary in the equipment financing and servicing business. None of the Lease Contracts is a consumer lease. Any acquisition from a broker is a true sale or absolute transfer and not a loan to the broker or a joint venture/co-ownership arrangement with the broker.
     (xi) In determining whether to lease Equipment to any particular Customer, the Company considered each Customer's ability to pay any PUT Payments included in the terms of the Lease Contract. In determining whether to lease Equipment to any particular Customer, the Company considered each Customer's ability to pay any increases in the rental payments due under the terms of the Lease Contract.
     (xii) The Equipment related to the Lease Contract was properly delivered to the Customer in good repair, without defects and in satisfactory order and, to the best knowledge of the Company, is currently in proper working order as of the Closing Date or Acquisition Date as applicable. Each Customer has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test such Equipment, has not notified the Company of any defects therein.
     (xiii) Except as approved in writing by MBIA, each Lease Receivable derives from a Lease Contract that has an original stated term of at least 12 months and not more than 60 months. Each such Lease Contract is within its original term and has not had any extensions.
     (xiv) Except with respect to (A) any Additional Lease Contract, (B) the Lease Contracts described in
Exhibit C hereto, and (C) such other Lease Contracts as approved by MBIA (provided that the aggregate IPB of such Lease Contracts approved by MBIA by this clause (C) does not exceed 2% of the Aggregate IPB), each Customer under each Lease Contract will have made at least one lease payment with respect to such Lease Contract, including any security deposit or advance payment made by the Customer upon the execution of the Lease Contract or the delivery of the Equipment, and each Initial Lease Contract will have a Scheduled Payment due in April 1997. Each Lease Contract obligates the related Customer to make all Scheduled Payments thereunder in full notwithstanding the collection by the lessor of a security deposit with respect thereto. The calculation of the Implicit Principal Balance of each Lease Receivable does not include any security deposits or advance payments collected by or on behalf of the lessor which are applied to Scheduled Payments.

     (xv) None of the Customers is a lessee that is a merchant with respect to the Equipment leased under any Lease Contract, and none of the Customers is the United States of America or any state, or agency, department or instrumentality or political subdivision of the United States of America or any state. Each Lease Contract is payable in U.S. dollars and the obligor thereon is a United States resident with a billing address in the U.S.

     (xvi) All requirements of applicable Federal, state and local laws, and regulations thereunder in respect of the Lease Contract have been complied with in all material respects, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and any other applicable consumer credit, equal opportunity and disclosure laws if any, and each Lease Contract complied in all material respects at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated.
     (xvii) With the sole exception of the Customer's right to quiet enjoyment, the Lease Contract is not and will not be subject to any right of rescission, set-off, claim, counterclaim or defense, including the defense of usury and the operation of any of the terms of the Lease Contract or the exercise by the Company or the Customer of any right under the Lease Contract will not render such Lease Contract unenforceable in whole or in part nor subject to any right of rescission, setoff, claim, counterclaim or defense, and no such right of rescission, set-off, claim, counterclaim or defense, including a defense arising out of a breach of the Customer's right of quiet enjoyment of the Equipment, has been asserted with respect thereto.

     (xviii) The Company has duly fulfilled all obligations on the lessor's part to be fulfilled under or in connection with the origination, acquisition and assignment of the Lease Assets including, without limitation, giving any notices or consents necessary to effect the acquisition of the Lease Assets by the Transferor and the Company has done nothing to impair the rights of the Trust Estate and the Holders of the Certificates in the Lease Contract or payments with respect thereto. The Company has obtained all necessary licenses, permits and charters required to be obtained by the Company, which failure to obtain would render any portion of the Transaction Documents unenforceable and would have a material adverse effect on MBIA or the Certificateholders.

     (xix) The Lease Contract and the Company's interest in the Equipment have not been sold, transferred, assigned or pledged by the Company to any Person other than the Transferor (except for security interests in the Lease Assets which shall be terminated on or prior to the Closing Date or Acquisition Date as applicable), and upon execution and delivery of this Lease Acquisition Agreement by the Company and the repayment by the Transferor of any Existing Indebtedness, the Transferor will have all of the right, title and interest in and to the Lease Assets, free and clear of all liens and encumbrances and any interest of the Company or its successors, except for the interests of the Customer pursuant to the Lease Contract and the interest of the Trustee under the Trust and Security Agreement, and upon the Transferor's conveyance of the Lease Assets to the Trustee, the Trustee will either be the owner thereof or have a first perfected security interest therein.

     (xx) Each Lease Contract requires that the Customer maintain the Equipment in good and workable order and that the Customer obtain and maintain physical damage insurance or purchase insurance from the Company covering the Equipment. Insurance coverage required to be maintained by the Customer under each Lease Contract is of a type customary for the equipment covered thereby and consistent with industry practice for monitoring compliance thereof. Insurance and the loss payee endorsement on Equipment having a purchase price in excess of $50,000 is in full force and effect.

     (xxi)      The Company purchased each item of Equipment
from either (A) the manufacturer or other supplier or broker following receipt of an invoice from such manufacturer, supplier or broker or (B) a Customer following confirmation that such item of Equipment was on such Customer's premises. The sale to the Transferor of the Lease Assets does not violate the terms or provisions of any lease or any other agreement to which the Company is a party or by which it is bound.
          (xxii) Each item of Equipment is of a type described in Exhibit D attached hereto under the category Equipment type.
          (xxiii) The transfer, assignment and conveyance of the Lease Assets by the Company pursuant to this Lease Acquisition Agreement and the assignment of the Lease Assets by the Transferor to the Trustee are not subject to and will not result in any tax, fee or governmental charge payable by the Company or the Transferor to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have or will be paid by the Company as due. In the event that the Transferor or the Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Lease Assets, on written demand by the Transferor, or upon the Company otherwise being given notice thereof, the Company shall pay, and otherwise indemnify and hold the Transferor, the Trustee, MBIA and the Trust Estate harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the holders of the Certificates, the Trustee, MBIA and the Trust Estate shall have no obligation to pay such Transfer Taxes).

          (xxiv)     Each  Lease Contract File delivered  to  the
     Trustee contains each applicable item described in the definition of Lease Contract File.
          (xxv) As of the Closing Date, approximately one half of the Lease Contracts are Loan Contracts.

     (b) The Company hereby makes the following representations and warranties to the Transferor, and for the benefit of MBIA, the Trustee and the Holders of the Certificates, on which the Transferor relies in acquiring the Lease Assets and issuing the Certificates. Such representations and warranties speak as of the Closing Date with respect to Lease Contracts listed on the Initial Lease Schedule or the Acquisition Date with respect to Additional Lease Contracts, unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Assets:
          (i) Except as described in Exhibit C hereto, with respect to all Lease Assets acquired by the Transferor on the Closing Date and any Acquisition Date, each of the Concentration Limits as set forth on Exhibit D hereto are true and correct as of the Closing Date and any Acquisition Date.
          (ii) The Company used no selection procedures that identified the Lease Contracts being acquired on the Closing Date or any Acquisition Date as being less desirable or valuable than other comparable equipment leases owned by the Company.
          (iii) The Computer Tape from which the selection of the Lease Contracts being acquired on the Closing Date was derived, was made available to the Transferor's accountants that are providing any comfort letter to MBIA, any Certificateholders or the Placement Agent in connection with any information contained in the Private Placement Memorandum, and such information was complete and accurate as of its date and includes a description of the same Lease Contracts that are described in the Lease Schedule and the payments due thereunder as of the Cut-Off Date.
     (c) The Company hereby makes the following representations and warranties to the Transferor and for the benefit of MBIA, the Trustee and the Holders of the Certificates on which the Transferor relies in acquiring the Lease Assets and issuing the Certificates. Such representations and warranties speak as of the Closing Date and each Acquisition Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Assets:
          (i) As of the Closing Date, the Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of Delaware with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Company is duly qualified to do business in and is in good standing under the laws of each State in which any Equipment or any Customer is located or is not required under applicable law to effect such qualification, except where failure to so qualify would not have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents or on any of the Lease Contracts, the Lease Receivables or the Equipment.
          (ii) The performance of the obligations of the Company under this Lease Acquisition Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under the Certificate of Incorporation or Bylaws of the Company, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except the lien created by the Transaction Documents) upon any of the property or assets of the Company pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company's property or assets is subject, nor will such action result in any violation of the provisions of the Company's Certificate of Incorporation or Bylaws or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Lease Acquisition Agreement and the other Transaction Documents except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

          (iii) This Lease Acquisition Agreement and each other Transaction Document to which the Company is a party have been duly authorized, executed and delivered by the
     Company   by  all  necessary  corporate  action   and   such
agreements are the valid and legally binding obligations  of the  Company, enforceable against the Company in  accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization and other
similar  laws  of  general  applicability  relating  to   or
affecting   creditors'  rights  generally  and  to   general
principles of equity regardless of whether enforcement is sought in a court of law or equity.

     (iv)  As  of  the  Closing Date, the Company's  address
indicated in Section 7.03 hereof is the chief executive office, principal place of business and the office where the Company keeps its records concerning the Lease Contracts, Lease Receivables and the Equipment, and the Company has done business only under the name "Granite Financial, Inc." or "Granite Financial, LLC."
     (v) The Company does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Lease Acquisition Agreement.
     (vi) The transactions contemplated by the Transaction Documents are being consummated by the Company in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

     (vii) The consideration received by the Company pursuant to this Lease Acquisition Agreement is fair consideration having value reasonably equivalent to or in excess of the value of the Lease Assets and the performance of the Company's obligations hereunder.

     (viii) Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will the Company:

          (A)   be insolvent such that the sum  of
     its   debts  is  greater  than  all  of   its respective
     property, at a fair valuation;

          (B)   be  engaged in or about to  engage
     in,  business or a transaction for which  any property
     remaining with the Company  will  be
     an   unreasonably  small   capital   or   the
     remaining  assets  of  the  Company  will  be
     unreasonably   small  in  relation   to   its
      respective business or the transaction;

     or

          (C)   have intended to incur or believed
     it  would  incur, debts that would be  beyond
     its  respective ability to pay as such  debts
     mature  or become due.  The Company's  assets
     and  cash flow enable it to meet its  present
     obligations   in  the  ordinary   course   of
     business as they become due.
     (ix) Both immediately before and after the transactions contemplated by the Transaction Documents (A) the present fair salable value of the Company's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (B) the sum of the Company's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.
     (x) The acquisition of the Lease Assets by the Transferor pursuant to this Lease Acquisition Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
     (xi) There are no proceedings or investigations pending, or to the knowledge of the Company, threatened, against or affecting the Company in or before any court, governmental authority or agency or arbitration board or tribunal (including, but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment) which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under this Lease Acquisition Agreement. The Company is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.
     (xii) All tax returns or extensions required to be filed by the Company in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of the respective properties, income or franchises of the Company, shown to be due and payable on such returns have been, or will be, paid when due. All such tax returns are true and correct and the Company has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Company are in accordance with generally accepted accounting principles.

     (xiii) The Company (A) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (B) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (C) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain might materially adversely affect the business or condition (financial or otherwise) of the Company.

     (xiv) As of the date thereof, the Private Placement Memorandum does not contain any untrue statement of fact that would have a material effect on the Lease Contracts or on the ability of the Trust Estate to realize the benefits thereof.

     (xv) It is the intention of the Company that the Lease Assets be acquired by the Transferor and that the beneficial interest in and title to the Lease Assets not be part of the Company's estate in the event of the filing of a bankruptcy petition by or against the Company under any bankruptcy law.

     (xvi) Immediately prior to the acquisition of the Lease Assets by the Transferor pursuant to this Lease Acquisition Agreement, the Company was the sole owner of the Lease Assets and with respect to each Loan Contract and each Lease Contract as to which the underlying Equipment had a purchase price in excess of $50,000, had a valid first perfected security interest in the related Equipment, and had good and marketable title thereto, free and clear of all liens, claims and encumbrances (except for the Existing
     Indebtedness and security interests in the Lease Assets which shall be terminated on or prior to the Closing Date with respect to Lease Contracts listed on the Initial Lease Schedule or the Acquisition Date with respect to Additional Lease Contracts); and the acquisition of the Lease Assets by the Transferor does not violate the terms or provisions of any Lease Asset.
          (xvii) Upon the issuance of the Common Stock to the Company in accordance with the terms of this Lease Acquisition Agreement, the Company will be the registered owner of all of the issued and outstanding common stock of the Transferor, all of which Common Stock will be validly issued, fully paid and nonassessable.
          (xviii) The Company intends to treat the transfer of the Lease Assets to the Transferor as a sale for accounting purposes and a contribution to the Transferor for federal, state and local income tax purposes.

          (xix) The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Company, or in which employees of the Company are entitled to participate, as from time to time in effect (herein called to "Pension Plans"), does not exceed the value of the assets of the Pension Plans allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Company to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists which might constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

          (xx) The transfer of the Lease Assets pursuant to this Lease Acquisition Agreement constitutes the valid transfer by the Company to the Transferor of all of the Company's right, title and interest in the Lease Assets. The Company has valid business reasons for contributing and selling the Lease Assets to the Transferor pursuant to this Lease Acquisition Agreement rather than obtaining a loan secured by the Lease Assets. The Company will be operated generally so as to not be substantively consolidated with the Transferor.

          (xxi) As of the Closing Date, the Company has in place committed revolving credit facilities in an aggregate amount greater than $17 million.

     Section  3.02    Representations  and  Warranties   of   the
Transferor. The Transferor hereby represents and warrants to, and agrees with the Company for the benefit of, MBIA, the Trustee and Holders of the Certificates, on which representations and warranties the Company relies in entering into this Lease Acquisition Agreement with the Transferor. The Company agrees that any breach by the Transferor of any such representations and warranties shall not limit or excuse the full performance of the Company's obligations hereunder. Such representations and warranties speak as of the Closing Date and each Acquisition Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease
Assets:

     (a) The Transferor has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties, perform its obligations under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; the Transferor is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where failure to so qualify would not have a material adverse effect on the ability of the Transferor to perform its obligations under the Transaction Documents.

     (b) The transfer to and receipt by the Transferor of the Lease Contracts and the related Lease Receivables and the
Equipment pursuant to this Lease Acquisition Agreement and the consummation of the transactions contemplated herein and in the Transaction Documents will not conflict with or result in breach of any of the terms or provisions of, or constitute (with or without notice, lapse of time or both) a default under the Certificate of Incorporation or By-laws of the Transferor or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except for the lien created by the Trust and Security Agreement) upon any of the property or assets of the Transferor pursuant to the terms of, such indenture, mortgage, deed of trust, or other agreement or instrument to which the Transferor is a party or by which it is bound or to which any of the property or assets of the Transferor is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Transferor or any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Transferor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court or any such regulatory authority or other governmental agency or body is required for the acquisition of the Lease Contracts and the related Lease Receivables and the Company's interest in the Equipment hereunder.

     (c) The Transaction Documents have been duly authorized, executed and delivered by the Transferor by all necessary corporate action and constitute valid and legally binding obligations of the Transferor enforceable against the Transferor in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

     (d) There are no proceedings or investigations to which the Transferor is a party pending or, to the knowledge of the
Transferor, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Lease Acquisition Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Lease Acquisition Agreement, or (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Lease Acquisition Agreement.
     (e) All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Lease Acquisition Agreement, have been or will be taken or obtained on or prior to the Closing Date.
     (f) The Transferor's address indicated in Section 7.03 hereof is the principal place of business and chief executive office of the Transferor.

     Section 3.03 Purchase or Substitution Required Upon Breach of Certain Representations and Warranties. If (i) the Company, the Transferor, the Trustee, the Servicer, the Back-up Servicer or MBIA discovers the breach of any representations or warranties set forth in Section 3.01 hereof which materially and adversely affects the value of a Lease Contract, the related Equipment, or the interests of the Holders of the Certificates or MBIA, or a breach of any of the representations and warranties set forth in Sections 3.01(a)(ii), 3.01(a)(v), 3.01(a)(vii), 3.01(a)(xix) or
3.01(c)(iii), or (ii) the Company or the Transferor discovers the occurrence of any missing or defective document as specified in
Section 2.06 hereof, or (iii) the Trustee shall fail to receive evidence acceptable to MBIA that each assignment of a financing statement required under Section 3.01(a)(viii) hereof or vehicle lien application required under Section 3.01(a)(viii) has been filed within the time period set forth therein, then the party discovering such breach or condition shall give prompt written notice to the other parties and the Company shall, within 30 days from the date the Company was notified of, or otherwise discovers, such breach or condition, cure such breach or condition. If the Company fails to cure such breach in the applicable time period, the Company shall either (1)(a) purchase such Lease Contract and related Equipment from the Transferor at the Removal Price or (b) provide a Substitute Lease Contract and Equipment or (2) if the breach relates to a representation or warranty regarding the selection criteria of the Lease Contracts as a whole and is not cured (as the liquidated damages remedy therefor) by the Company, either (a) purchase such non-conforming Lease Contracts and related Equipment from the Transferor or (b) provide Substitute Lease Contracts as set forth above, so that the representations and warranties with respect to the selection criteria are correct, as evidenced by a certificate of an officer of the Company to the Trustee and MBIA. The Removal Price for a purchased Lease Contract and the related Equipment shall be paid, and any Substitute Lease Contract shall be delivered, by the Company to the Transferor in accordance with Section 3.04(c) hereof. It is understood and agreed that the obligation of the Company to cure or purchase or replace any Lease Contract as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to the Transferor, the Holders of Certificates or the Trustee on behalf of such Holders (except for any indemnities provided under Section 4.01(j) hereof or under the Trust and Security Agreement) for any losses, claims, damages and liabilities arising from the Transferor's ownership of such Lease Contract or the inclusion of such Lease Contract in the Trust Estate.

     Section 3.04   Requirements for Purchase or Substitution  of
Lease Contracts and Acquisition of Additional Lease Contracts.

     (a) If the Company purchases any Lease Contract under Sections 2.06 or 3.03 hereof, or if the Transferor removes any Lease Contract under Section 4.03(d) of the Trust and Security Agreement, or removes any Lease Contract under Section 3.09 of the Servicing Agreement, such Lease Contract shall be purchased or removed by the Company or the Transferor, as applicable, at the Removal Price. All purchases shall be accomplished at the times specified in subsection (c) below.

     (b)  (1) If the Company substitutes any Lease Contract under
Section 2.06 or 3.03 hereof, or if the Transferor substitutes any Lease Contract under Section 4.03(d) of the Trust and Security Agreement or under Section 3.09 of the Servicing Agreement (a "Substitute Lease Contract"), or (2) if the Company conveys to the Transferor or originates on behalf of the Transferor any Additional Lease Contract, each such Substitute Lease Contract and Funded Lease Contract (i) shall be an Eligible Lease Contract; (ii) shall be with a Customer whose credit is equal to or better than that of the Customer under any other Lease Contract; (iii) shall be written on one of the Company's standard lease forms; (iv) shall be accompanied by (A) a Company Certificate substantially in the form of Exhibit A hereto subjecting such Lease Contract to the provisions hereof and providing with respect to such Substitute Lease Contract or Funded Lease Contract, an Amended Lease Schedule and (B) evidence of the UCC filings required, as set forth in the Trust and Security Agreement; (v) shall not have been selected using any other procedures that identified the Lease Contract as being less desirable or valuable than other comparable equipment leases owned by the Company; and (vi) shall not cause the Concentration Limits to be violated.

     In addition to the above criteria, the following shall apply in connection with any Substitute Lease Contract and Funded Lease Contract, as applicable: (1) any Substitute Lease Contracts assigned by the Company on any date in substitution for Lease Contracts on the Lease Schedule shall have an aggregate Implicit Principal Balance at least equal to the aggregate Implicit
Principal Balance of the Lease Contracts on such Lease Schedule being withdrawn, computed as to both the Substitute Lease Contracts and the withdrawn Lease Contracts using the Discount Rate; and (2) a Substitute Lease Contract or Funded Lease Contract may have Scheduled Payments that are due after the last day of the month preceding the Stated Maturity of the Certificates, but such payments shall not be counted in any Implicit Principal Balance computation.

     Upon the substitution of any Substitute Lease Contract or the addition of any Funded Lease Contract pursuant to the provisions of this Section 3.04(b), the Company hereby agrees that such Substitute Lease Contract or Funded Lease Contract will be subject to all the terms and provisions of this Lease Acquisition Agreement, the Servicing Agreement and the Trust and Security Agreement just as if such Substitute Lease Contract or Funded Lease Contract had been one of the original Lease Contracts acquired on the Closing Date. Upon the substitution of a Substitute Lease Contract or the addition of a Funded Lease Contract pursuant to this Section 3.04(b), the Transferor and the Company shall also comply with the provisions and limitations set forth in the Trust and Security Agreement. All substitutions shall be accomplished at the time specified in subsection (c) below.

     (c) Any purchase or substitution of a Lease Contract by the Company in accordance with Sections 2.06 or 3.03 hereof or this
Section 3.04 shall be made either by remittance of the Removal Price to the Servicer for deposit into the Collection Account in accordance with Section 3.03(c) of the Servicing Agreement or by substitution of a Substitute Lease Contract, as applicable, on or prior to the Determination Date next following the expiration of the cure period set forth in Sections 2.06 or 3.03 hereof, as applicable. Such substitution or purchase shall be effective as of the Payment Date immediately following such Determination Date.

     (d) Any voluntary purchase or substitution of a Lease Contract by the Company pursuant to the terms of the Servicing Agreement or Trust and Security Agreement in the event of a default, delinquency, prepayment or modification with respect to such Lease Contract shall satisfy the same requirements for a purchase or substitution, as the case may be, as are set forth in this Section 3.04.
                             ARTICLE 4

              COVENANTS OF THE TRANSFEROR AND COMPANY

     Section  4.01    Company  Covenants.   The  Company   hereby
covenants and agrees with the Transferor as follows:

     (a) Except as hereinafter provided, the Company will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Lease Acquisition Agreement or any of the Lease Contracts and to perform its duties hereunder; provided, however, that the Servicer may reorganize as a corporation in another state provided that the Transferor has provided to MBIA and the Certificateholders an Officer's Certificate to the effect that such action will not cause the Company to breach any obligation hereunder. Any person into which the Company may be merged or consolidated, or to whom the Company has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any
Person succeeding to the business of the Company shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (u) MBIA shall have given its prior written consent, (v) immediately after giving effect to such transaction, the substance of each representation or warranty made pursuant to Section 3.01(c) shall be accurate, (w) such successor meets the Net Worth Requirement and executes an agreement or assumption, in form reasonably satisfactory the Trustee and MBIA, to perform every obligation under this Lease Acquisition Agreement, (x) such successor has a net worth that is sufficient to perform in accordance with the Transaction Documents and at least approximately equivalent to the net worth of the Company immediately prior to such sale, merger or consolidation, (y) the Company shall have delivered to the Transferor a certificate of an officer of the Company and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption complies with this
Section 4.01 and that all conditions precedent, if any, provided for in this Lease Acquisition Agreement relating to such transaction have been complied with, and (z) the Company shall have delivered to the Transferor and MBIA and the Trustee an Opinion of Counsel either (1) stating that, in the opinion of such Counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Transferor in the Lease Contracts and reciting the details of such filings, or (2) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

     (b) Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Transferor, the Trustee or the Holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to this Lease Acquisition Agreement, or for errors in judgment not involving recklessness or gross negligence; provided, however, that this provision shall not protect the Company against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Lease Acquisition Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Lease Acquisition Agreement. The Company, and any director, officer, employee or agent of the Company, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The
Company shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the contributor of the Lease Assets under this Lease Acquisition Agreement and that in its opinion may involve it in any expense or liability.

     (c) The Company, from time to time, at its own expense, shall execute and file such additional financing statements (including continuation statements) as may be necessary to preserve the security interests and liens described in Section 3.01(a)(viii) hereof as may be reasonably requested by the Transferor, MBIA or the Trustee and are reasonably satisfactory in form and substance to the Trustee and MBIA.

     (d) The Company will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of section 9-402 (7) of the UCC, unless it shall have given the Transferor and the Trustee at least 30 days' prior written notice thereof and shall have provided evidence of appropriate UCC filings.

     (e) The Company will give the Transferor, MBIA and the Trustee at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and the Company shall provide evidence of appropriate UCC filings.

     (f) The Company will duly fulfill all obligations on its part to be fulfilled under or in connection with each Lease Contract, will not change or modify the terms of the Lease
Contracts except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Transferor, MBIA or the Trustee in the Lease Contract or the Equipment. In the event that the rights of the Company under any Lease Contract, any guaranty of the related Customer's obligations under any Lease Contract, or any Insurance Policy are not assignable or have not, in fact, been assigned to the Transferor or to the Trustee, the Company will enforce such rights on behalf of the Transferor and the Trustee.

     (g) The Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Lease Assets or any part thereof; provided, however, that the Company may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Transferor, MBIA or the Trustee in the Lease Assets.
     (h) The Company will advise the Transferor, MBIA and the Trustee promptly, in reasonable detail, of the occurrence of any breach by the Company following discovery by the Company of such breach of any of its representations, warranties and covenants contained herein.

     (i) The Company will execute or endorse, acknowledge, and deliver to the Transferor and the Trustee from time to time such schedules, confirmatory assignments, conveyances, powers of attorney, and other reassurances or instruments and take such further similar actions relating to the Lease Contracts, the related Lease Receivables, Equipment and the rights covered by the Transaction Documents, as the Transferor or the Trustee may reasonably request to preserve and maintain title to the Lease Assets and the rights of the Trustee, MBIA and the Holders of Certificates therein against the claims of all persons and parties.

     (j) The Company agrees to indemnify, defend and hold the Transferor, the Trustee, MBIA and the Certificateholders harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a breach at any time by the Company of its representations, warranties and covenants contained in Section 3.01 hereof or this Section 4.01 or (ii) any material information furnished by the Company which is set forth in any schedule delivered hereunder, being untrue in any respect when any such representation was made or schedule delivered, provided that the Company shall not have any liability with respect to a representation or warranty as to any specific Lease Contract, Lease Receivable or Equipment other than to purchase such Lease Contract or substitute for such Lease Contract in accordance with Section 3.03 hereof unless such breach of representation or warranty is the result of the Company's fraud, gross negligence, bad faith or willful misconduct. The Company shall also indemnify the Trustee, the Servicer, MBIA and the Certificateholders for any cost or expenses incurred by them in the enforcement of this Lease Acquisition Agreement or as a result of the Company's failure to perform its obligations hereunder. The obligations of the Company under this Section
4.01(j) shall be considered to have been relied upon by the Transferor, the Trustee and MBIA and shall survive the execution, delivery and performance of this Lease Acquisition Agreement, regardless of any investigation made by or on behalf of the Transferor, until termination of the Trust and Security Agreement. If the Company has made any indemnity payments pursuant to this Section 4.01(j) and thereafter any Person recovers the amount of the related loss or any portion thereof from others, such Person will promptly repay the amount recovered to the Company, without interest.

     (k) The Company will do nothing to disturb or impair the acquisition hereunder by the Transferor of the Lease Contracts and the related Lease Receivables and Equipment.

     (l) The Company (i) will (A) maintain its books and records separate from the books and records of the Transferor and (B) maintain bank accounts separate from those of the Transferor and its shareholders, (C) prepare (and issue to its creditors) only financial statements which are separate from those of its shareholders, (D) maintain two Independent directors on the Transferor's board of directors, so long as the Company is a shareholder of the Transferor, (E) maintain an arm's length relationship with the Transferor, (F) conduct its business solely in its own name so as not to mislead others as to the identity of the company with which those others are concerned, (G) disclose the effects of these transactions on its annual financial statements in accordance with generally accepted accounting principles and will also disclose on such financial statements that the Trust Estate and the assets of the Transferor are not available to pay creditors of the Company, and (ii) will not (V) hold itself out or permit itself to be held out as having agreed to pay or as being liable for the debts of the Transferor, (W) commingle its assets or funds with those of the Transferor, (X) take any action that would cause the dissolution or liquidation of the Transferor, (Y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of the Transferor, or (Z) institute against the Transferor, or join any other person in instituting against the Transferor, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws. This subsection (l) shall survive termination of this Lease Acquisition Agreement.

     (m) The Company shall notify the Transferor, the Trustee and MBIA promptly after becoming aware of any Lien on any Lease
Asset.

     (n) On each date as of which the Company substitutes a Substitute Lease Contract or assigns Funded Lease Contracts to the Transferor in accordance with Sections 2.06 or 3.04(b) hereof, or otherwise assigns Lease Contracts to the Transferor, the Company shall provide to the Transferor a Company Certificate substantially in the form of Exhibit A hereto subjecting such Lease Contract to the provisions hereof and providing with respect to such Lease Contracts the information required in the Amended Lease Schedule.

     (o) For financial accounting purposes (and notwithstanding the tax treatment of the transactions contemplated by the
Transaction Documents), the annual financial statements of the Company will disclose the effects of the transactions contemplated by the Transaction Documents as a sale by the
Company to the Transferor and a sale by the Transferor to the Trustee in accordance with generally accepted accounting principles. The financial statements of the Company and the
Transferor will also disclose that the Trust Estate and the assets of the Transferor are not available to pay creditors of the Company. The resolutions, agreements and other instruments underlying the Transaction Documents will be continuously maintained by the Company as official records.

     (p)  The Company shall comply with Section 2.11 of the Trust
and   Security  Agreement  concerning  the  treatment   of   this
transaction for Federal, state and local income tax purposes.

     (q) The Company as Servicer will, at its own cost and expense, (i) retain the Electronic Ledger as a master record of the Lease Contracts and Equipment and copies of all documents relating to each Lease Contract (other than the original executed Lease Contracts) as custodian for the Transferor, the Trust and other Persons, if any, with interests in the Lease Contracts and Equipment and (ii) mark the Electronic Ledger to the effect that the Lease Contracts and Equipment have been acquired by the Transferor and that they have been transferred and assigned to the Trustee pursuant to the Trust and Security Agreement.
     (r) In the event that the Company elects to transfer the Common Stock to an affiliate or pledge a security interest in the Common Stock, the Company agrees that each of the following conditions shall be satisfied: (i) such transfer or pledge shall be made in connection with a financing by such affiliate or the Company, as applicable, secured by the Common Stock, (ii) if transferred, the Common Stock shall be held by one entity and if that entity is an affiliate, such entity shall be organized as a bankruptcy remote special purpose entity, (iii) the Company shall, on behalf of the Transferor, obtain an agreement from the transferee or the secured party substantially to the effect that
(x) it will take no action that would cause the Transferor to breach any of its covenants under any Transaction Document,
(y) that for a period of one year and one day after the termination of the Trust and Security Agreement, it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Transferor and (z) the transferee agrees to pay any tax or ERISA liabilities imposed upon the Transferor or the Trust Estate to the extent attributable to the Transferor or the Trust Estate becoming a member of the consolidated tax group of such transferee or secured party, and (iv) the Company shall provide such bankruptcy and tax opinions as MBIA may reasonably request.
     Section 4.02 Transferor Covenants. The Transferor hereby covenants and agrees with the Company as follows:
     (a) The Transferor hereby acknowledges and agrees that its rights in the Equipment are expressly subject to the rights of the related Customers in such Equipment pursuant to the applicable Lease Contract. The Transferor covenants and agrees that, so long as a Customer shall not be in default of any of the provisions of the applicable Lease Contract, neither the Transferor nor any assignee of the Transferor will disturb the Customer's quiet and peaceful possession of the related Equipment and the Customer's unrestricted use thereof for its intended purpose.

     (b) If in any enforcement suit or legal proceeding it is held that the Company may not enforce a Lease Contract on the ground that it is not a real party in interest or holder entitled to enforce the Lease Contract, the Transferor shall, at the Transferor's expense, take such steps as the Transferor deems necessary to enforce the Contract, including bringing suit in the Transferor's name or causing the Trustee to bring suit in the Trustee's name.

     (c) The Transferor warrants that, until the transfer of the Equipment to the Trustee, it will own and possess the Equipment subsequent to its acquisition thereof and that it will warrant and defend its title to such Equipment against all Persons, claims and demands whatsoever. The Transferor shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment, except as permitted under the Trust and Security Agreement.

     (d) The Transferor shall comply with Section 2.11 of the Trust and Security Agreement concerning the treatment of this transaction for Federal, state and local income tax purposes.

     Section 4.03 Assignment of Lease Assets. The Company understands that the Transferor will convey to the Trustee all of its right, title and interest in and to this Lease Acquisition Agreement and the Lease Assets. The Company consents to such conveyance and further agrees that all representations, warranties, covenants and agreements the Company made herein shall also be for the benefit of and inure to the Trustee, MBIA and all Holders from time to time of the Certificates.
                             ARTICLE 5

                       CONDITIONS PRECEDENT

     Section 5.01 Conditions to the Transferor's Obligations. The obligations of the Transferor to provide the Company with the consideration provided for in this Lease Acquisition Agreement shall be subject to the satisfaction of the following conditions:

     (a) All representations and warranties of the Company contained in Section 3.01(a) and (b) of this Lease Acquisition Agreement and all information provided in the Lease Schedule or Amended Lease Schedule, as applicable, shall be true and correct on the Closing Date with respect to Lease Contracts listed on the Initial Lease Schedule or the Acquisition Date with respect to Additional Lease Contracts, all representations and warranties in Sections 3.01(c) hereof, shall be true and correct as of the Closing Date with respect to Lease Contracts listed on the Initial Lease Schedule or the Acquisition Date with respect to Additional Lease Contracts, and the Company shall have delivered to the Transferor, the Trustee, MBIA and each original purchaser of the Certificates an Officer's Certificate to such effect;

     (b) The Company shall have delivered all other information theretofore required or reasonably requested by the Transferor to be delivered by the Company hereunder, duly certified by an officer of the Company, and the Company shall have substantially performed all other obligations required to be performed by the provisions of this Lease Acquisition Agreement;

     (c) On or prior to the Closing Date with respect to Lease Contracts listed on the Initial Lease Schedule or the Acquisition Date with respect to Additional Lease Contracts, the Company shall have delivered the Lease Contracts and the other items in the Lease Contract Files to the Trustee and there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action, as may be necessary in the opinion of the Transferor, in order to establish and preserve the right, title and interest of the Transferor in the Lease Assets;

     (d) On or before the Closing Date, the Transferor, the Servicer, the Back-Up Servicer and the Trustee shall have entered into the Servicing Agreement;

     (e)  All of the Certificates shall be issued and sold on the
Closing   Date  and  the  Transferor  shall  receive   the   full
consideration due it upon the issuance of such Certificates and the Existing Indebtedness shall have been satisfied.


                             ARTICLE 6

                       TERM AND TERMINATION

     Section 6.01 Term. This Lease Acquisition Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of
(i)   payment   with  respect  to  the  last   Lease   Asset   or
(ii) termination of the Trust and Security Agreement.

     Section 6.02 Default by the Company. If the Company breaches its representations and warranties set forth in Section
3.01 of this Lease Acquisition Agreement or its covenants set forth in Section 4.01 of this Lease Acquisition Agreement and such default shall not have been cured for a period of 30 days (or such other cure period as may be specified in Section 3.03), or if the Company shall become insolvent or make an assignment for the benefit of its creditors or have a receiver appointed for all or substantially all of its properties, or if any proceedings are commenced, or consented to, by the Company are not stayed or dismissed within 60 days after being commenced against the Company under any bankruptcy, insolvency or other law for the relief of debtors, the Transferor shall have the right, with the prior written consent of the Trustee and MBIA, in addition to any other rights it may have under any applicable law, to terminate its obligations under this Lease Acquisition Agreement upon prior written notice to the Company; provided that any termination of this Lease Acquisition Agreement shall not release the Company from any obligation under this Lease Acquisition Agreement.
                             ARTICLE 7
                           MISCELLANEOUS
     Section 7.01 Amendments. This Lease Acquisition Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought together with the prior written consent of the Trustee and MBIA but without the consent of any Certificateholder. Promptly after the execution of any amendment, the Transferor shall send to the Trustee, MBIA, each Holder of the Certificates, and each Rating Agency, a conformed copy of each such amendment.
     Section 7.02 Governing Law. This Lease Acquisition Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to choice of law principals.

     Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed, in the case of the Company, to 6424 W. 91st Avenue, Westminster, CO 80030, Attention:
President, and in the case of the Transferor, to 6424 W. 91st Avenue, Suite C, Westminster, CO 80030, Attention: President, and in the case of MBIA to 113 King Street, Armonk, New York
10504, Attention: Structured Finance - Insured Portfolio Management (SF-IPM). All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be. Any Person may change the address for notices hereunder by giving notice of such change to the other Person.

     Section 7.04 Separability Clause. Any provisions of this Lease Acquisition Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.05 Assignment. Except as provided in Section 4.01(a) hereof, this Lease Acquisition Agreement may not be assigned or delegated by the Company without the prior written consent of the Transferor, MBIA and the Trustee and, except as provided in Section 4.03 hereof, may not be assigned or delegated by the Transferor without the prior written consent of the Company, MBIA and Trustee.
     Section 7.06 Further Assurances. Each of the Company and the Transferor agrees to do such further acts and things and to execute and deliver to the Trustee and MBIA such additional assignments, agreements, powers and instruments as are required by the Trustee to carry into effect the purposes of this Lease Acquisition Agreement or to better assure and confirm unto the Trustee, MBIA or the Holders of the Certificates their rights, powers or remedies hereunder. If any Customer shall be in default under any Lease Contract, upon reasonable request from the Servicer, the Company will take all reasonable steps to assist in enforcing such Lease Contract and preserving and maintaining title to the Lease Assets and the rights of the Trustee, MBIA and the Holders of the Certificates therein against the claims of all persons and parties to the extent the Company is capable of performing such requested steps and the Servicer reasonably determines that the assistance of the Company is necessary to effect the intent and purposes hereof.
     Section 7.07 No Waivers; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferor or the Company, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of
any  other  right,  remedy,  power  or  privilege.   The  rights,
remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.
     Section 7.08 Binding Effect; Third Party Beneficiaries. This Lease Acquisition Agreement will inure to the benefit of and be binding upon the parties hereto, and shall inure to the benefit of the Trustee, MBIA, the Holders of Certificates, and their respective successors and permitted assigns.
     Section 7.09   Set-Off.
     (a) The Company hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Lease Acquisition Agreement), applicable law or otherwise with respect to any funds or monies of the Transferor or the Trust Estate at any time held by or in the possession of the Company.
     (b) The Transferor shall have the right to set-off against the Company any amounts to which the Company may be entitled and to apply such amounts to any claims the Transferor may have
against   the  Company  from  time  to  time  under  this   Lease
Acquisition  Agreement.   Upon any such  set-off  the  Transferor
shall give notice of the amount thereof and the reasons therefor.
     Section  7.10    MBIA Default or Termination.   If  an  MBIA
Default or Termination occurs and is continuing, MBIA's right to consent hereunder and to direct the Trustee shall be void and, in such event, in all provisions of this Agreement wherein MBIA's consent or direction is required or permitted, the consent or direction of the Controlling Holders shall be required or permitted unless a larger number of Holders is required under the relevant provisions of this Agreement.
     IN WITNESS WHEREOF, the Company and the Transferor have caused this Lease Acquisition Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.
                                   GRANITE FINANCIAL, INC.,
                                   Company
                                   By:_________________________
                                     Name:William W. Wehner Title:
                                     President
                                   GF FUNDING CORP. III,
                                   Transferor
                                   By:_________________________
                                     Name:William W. Wehner Title:
                                     President
Schedule I
Attach Initial Lease Schedule

Schedule II
Attach List of Existing Indebtedness

CoreStates                       Bank,                       N.A.
$14,331,458.66
                                                        EXHIBIT A
                    FORM OF COMPANY CERTIFICATE
                                            _______________, 19__


Pursuant to Section 3.04(b) of the Lease Acquisition Agreement dated as of March 1, 1997 by and between Granite Financial, Inc. and GF Funding Corp. III (the "Lease Acquisition Agreement"), attached hereto as Schedule I is an Amended Lease Schedule for the Certificates, which includes information regarding Lease Assets that are hereby sold, assigned, transferred and delivered by the Company to the Transferor in accordance with the Lease Acquisition Agreement. [The Existing Indebtedness in respect of such Lease Assets is listed on Schedule II attached hereto.]
Terms used herein and not otherwise defined have the meanings given them in the Lease Acquisition Agreement.


                                   GRANITE FINANCIAL, INC.


                                   By:_________________________
                                     Name:
                                     Title:


                                   GF FUNDING CORP. III


                                   By:_________________________
                                     Name:
                                     Title:
                           SCHEDULE I

                     AMENDED LEASE SCHEDULE SCHEDULE II

                  LIST OF EXISTING INDEBTEDNESS
         EXHIBIT B
                      FORM OF LEASE CONTRACTS

 PLEASE SEE THE FORM OF LEASE CONTRACT ATTACHED AS EXHIBIT C TO
                THE PRIVATE PLACEMENT MEMORANDUM
                                                        EXHIBIT C
          SCHEDULE OF POOL CONCENTRATION LIMIT EXCEPTIONS

                               none


                                                        EXHIBIT D


                       CONCENTRATION LIMITS


Type                          Limit

State                                                   Customers
                              located  in  any single  state  are
                              obligated  with  respect  to  Lease
                              Contracts  for no more than  5%  of
                              the  Aggregate IPB except  for  CA,
                              TX,  FL,  MA, NY and CO;  Customers
                              located   in   such   States    are
                              obligated with respect to the Lease
                              Contracts  accounting for  no  more
                              than 30%, 10%, 10%, 10%, 10% and 6%
                              respectively of the Aggregate IPB

Zip Code                                     Lease Contracts with
                              Customers  located in a  particular
                              zip  code  do not account for  more
                              than 4% of the Aggregate IPB

Customer                                      No  single Customer
                              accounts  for more than 1%  of  the
                              Aggregate IPB

Industry                                     Lease Contracts with
                              Customers   in  a  particular   SIC
                              industry  category do  not  account
                              for  more than 15% of the Aggregate
                              IPB, except for eating and drinking
                              establishments  which   shall   not
                              account  for more than 20%  of  the
                              Aggregate IPB

Broker                                            Lease Contracts
                              originated  by a particular  broker
                              do not account for more than 10% of
                              the  Aggregate IPB, except for  C&W
                              Leasing which may account for up to
                              17%,   Northcoast  Capital  Leasing
                              which  may account for up  to  15%,
                              Lexington Capital Corporation which
                              may account for up to 15%, Westover
                              Financial which may account for  up
                              to   8%  and  Prolease  which   may
                              account   for  up  to  5%.    Lease
                              Contracts  originated  by   brokers
                              noted  on Exhibit I attached hereto
                              are    not   permitted   in    this
                              transaction.
Scheduled Payments                          Lease Contracts  that
                              have  rental payments that are  not
                              fixed for the remaining term (other
                              than PUT payments) do not exceed 5%
                              of the Aggregate IPB

Program                                         Lease   Contracts
                              originated under Granite's  "Market
                              (or Lease) Enhancement" Program and
                              the    Specialty   Programs    with
                              Broker/Vendors in the aggregate  do
                              not  exceed  15% of  the  Aggregate
                              Implicit Principal Balance

PUT Clause                                      Lease   Contracts
                              containing a PUT clause account for
                              no  more  than 5% of the  Aggregate
                              IPB  and each PUT payment shall  be
                              equal  to or less than 10%  of  the
                              cost  of  the equipment  underlying
                              the Lease Contract

Equipment type                                Lease Contracts  of
                              the   following   Equipment   types
                              account for no more than the listed
                              percent of the Aggregate IPB:

                              Peripherals/Computers         24%
                              Manufacturing                 16%
                              Restaurant               20%
                              Dry Cleaning/Washing          13%
                              Radio/TV/Photographic         10%
                              Office Equipment              10%
                              Heavy Equipment               15%
                              Coin Op Equip                 12%
                              Health/Sports                 10%
                              Automotive               3%
                              Beauty/Barber Shop            12%
                              Printing            10%
                              Software            3%
                              Titled                     Vehicles
3%
                              All other Equipment types     5%


As of any Acquisition Date during the Funding Period, in addition to the Concentration limits listed above, the pool of Lease Contracts will also meet the following criteria: the sum of the aggregate Implicit Principal Balance of all Lease Contracts originated by a broker not listed on Schedule I attached hereto do not account for more than 10% of the Aggregate IPB and Lease Contracts originated by any broker not listed on Schedule I attached hereto do not account for more than 5% of the Aggregate IPB.
Schedule I to Concentration Limits
list of brokers
                                                        EXHIBIT E

              FORM OF BROKER ASSIGNMENT AGREEMENTS